Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT BY AND AMONG THE LION ELECTRIC COMPANY AND CERTAIN INVESTORS OF THE LION ELECTRIC COMPANY DATED AS OF MAY 6 2021

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This REGISTRATION RIGHTS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of May 6, 2021 is made by and among:

i.	The Lion Electric Company, a company organized under the laws of Québec (the “Company”);

ii.	9368-2672 Québec Inc., a company organized under the laws of Québec (“9368-2672”);

iii.	Power Energy Corporation, a company organized under the laws of Canada (“PEC”); and

iv.	Amazon.com NV Investment Holdings LLC, a company organized under the laws of Nevada (“Warrantholder”, and together with 9368-2672 and PEC, the “Principal Shareholders”).

RECITALS

WHEREAS pursuant to a business combination agreement and plan of reorganization dated November 30, 2020 among the Company, Lion Electric Merger Sub Inc. (“Merger Sub”) and Northern Genesis Acquisition Corp. (“NGA”), on the date hereof, the Company completed a business combination transaction pursuant to which (i) Merger Sub merged (the “Merger”) with and into NGA, with NGA surviving the Merger as a wholly-owned direct subsidiary of the Company and (ii) the Company amended and restated its Articles (as defined below) (collectively, the “Business Combination”).

WHEREAS, in connection with the Business Combination, the Company became a registrant under applicable U.S. securities laws and will become, shortly after closing of the Business Combination, a reporting issuer in the Province of Québec, and its Common Shares (as defined below) will be listed on the New York Stock Exchange and the Toronto Stock Exchange.

WHEREAS, in connection with the closing of the Business Combination, the parties believe that it is in the best interests of the Company and the other parties hereto to set forth their agreements regarding certain registration rights as investors in the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

EFFECTIVENESS

Section 1.1.    Effectiveness. This Agreement shall become effective as of May 6, 2021, being the date of closing of the Business Combination.

ARTICLE II

DEFINITIONS

Section 2.1.    Definitions. As used in this Agreement, the following terms have the following meanings:

“9368-2672 Permitted Holders” means (i) Marc Bedard, Camile Chartrand, Fiducie Bedard, Fiducie Chartrand, Gestion Placebo Inc., Les Placements L.-S. Piché Inc. and any Members of the Immediate Family of Marc Bedard or Camile Chartrand, and (ii) any Person controlled, directly or indirectly by one or more of the Persons referred to in clause (i) above (which includes, for greater certainty, 9368-2672 as of the date hereof).

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Board: (i) would be required to be made in any Registration Statement filed with the SEC or any Canadian Preliminary Prospectus or Canadian Prospectus filed with any Canadian Securities Authority so that, in the case of a Registration Statement, such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of a Canadian Preliminary Prospectus or Canadian Prospectus, so that such Canadian Preliminary Prospectus or Canadian Prospectus contain full, true and plain disclosure of all material facts relating to the securities distributed thereunder and does not contain a misrepresentation; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or the filing of such Canadian Preliminary Prospectus or Canadian Prospectus; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (b) in the event that the specified Person is a natural Person, a Member of the Immediate Family of such Person; provided that the Company and each of its subsidiaries shall be deemed not to be Affiliates of any Holder. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Articles” means the articles of the Company, as they will be in effect upon completion of the Business Combination, as amended from time to time.

“Board” means the board of directors of the Company.

“Bought Deal” means an Underwritten Public Offering of the type which is commonly known as a “bought deal,” “block trade” or “overnight offering” or pursuant to which an underwriter has committed to purchase securities of the Company in a “bought deal” letter prior to the filing of a prospectus under applicable Canadian Securities Laws, as permitted by NI 44-101.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. and the Autorité des marches financiers in Québec (Canada) are open to accept filings or any day on which banks are not authorized or obligated to be closed in New York, New York or in Montreal, Québec.

“Canadian Base Shelf Prospectus” has the meaning set forth in Section 3.2.8(a).

“Canadian Preliminary Prospectus” means a preliminary prospectus in respect of Common Shares or other securities which (unless the context requires otherwise) has been filed with and a receipt or mutual reliance review decision document issued therefor by the applicable Canadian Securities Authorities, including, without limitation all amendments and all supplements thereto and all documents incorporated or deemed to be incorporated by reference therein.

“Canadian Prospectus” means a (final) prospectus in respect of Common Shares or other securities which (unless the context requires otherwise) has been filed with and a receipt or mutual reliance review decision document issued therefor by the applicable Canadian Securities Authorities, including, without limitation all amendments and all supplements thereto and all documents incorporated or deemed to be incorporated by reference therein, and includes, as applicable, a Canadian Base Shelf Prospectus and a Canadian Shelf Supplement.

“Canadian Securities Authorities” means any of the British Columbia Securities Commission, Alberta Securities Commission, Financial and Consumer Affairs Authority of Saskatchewan, Manitoba Securities Commission, Ontario Securities Commission, Autorité des marchés financiers (Québec), Financial and Consumer Services Commission (New Brunswick), Nova Scotia Securities Commission, Office of the Superintendent of Securities (Prince Edward Island), Office of the Superintendent of Securities Service (Newfoundland and Labrador), Office of the Superintendent of Securities (Northwest Territories), Office of the Yukon Superintendent of Securities, Nunavut Securities Office, and any of their successors.

“Canadian Securities Laws” means the securities laws, regulations and rules of each of the provinces and territories of Canada, the forms and disclosure requirements made or promulgated under those laws, regulations or rules, the policy statements, rules, orders and companion policies of or administered by the Canadian Securities Authorities, and applicable discretionary rulings, blanket orders or orders issued by the Canadian Securities Authorities pursuant to such laws, regulations, rules and policy statements, all as amended and in effect from time to time.

“Canadian Shelf Registration Request” has the meaning set forth in Section 3.2.8(a).

“Canadian Shelf Supplement” has the meaning set forth in Section 3.2.8(c).

“Common Shares” means the common shares of the Company, as contemplated by the Articles.

“Demand Canadian Preliminary Prospectus” has the meaning set forth in Section 3.1.1(c).

“Demand Canadian Prospectus” has the meaning set forth in Section 3.1.1(c).

“Demand Notice” has the meaning set forth in Section 3.1.3.

“Demand Registration” has the meaning set forth in Section 3.1.1(a).

“Demand Registration Request” has the meaning set forth in Section 3.1.1(a).

“Demand Registration Statement” has the meaning set forth in Section 3.1.1(c).

“Demand Suspension” has the meaning set forth in Section 3.1.6.

“Director” means a director on the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Holder” means a Principal Shareholder that holds Registrable Securities.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Loss” has the meaning set forth in Section 3.9.1.

“marketing materials” has the meaning set forth in NI 41-101.

“Member of the Immediate Family” means with respect to any individual, each parent (whether by birth or adoption), spouse or child (including any step-child) or other descendants (whether by birth or adoption) of such individual, each spouse of any of the aforementioned Persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned Persons, and each legal representative of such individual or of any aforementioned Persons (including a tutor, curator, mandatary due to incapacity, custodian, guardian or testamentary executor), acting in such capacity under the authority of the law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of this definition, a Person shall be considered the spouse of an individual if such Person is legally married to such individual, lives in a civil union with such individual or is the common law partner (as defined in the Income Tax Act (Canada) as amended from time to time) of such individual. A Person who was the spouse of an individual within the meaning of this paragraph immediately before the death of such individual shall continue to be considered a spouse of such individual after the death of such individual.

“misrepresentation” has the meaning set forth under applicable Canadian Securities Laws.

“NI 41-101” means National Instrument 41-101 General Prospectus Requirements.

“NI 44-101” means National Instrument 44-101 Short Form Prospectus Distributions.

“NI 44-102” means National Instrument 44-102 Shelf Distributions.

“PEC Permitted Holders” means Power Energy Corporation and any of its Affiliates.

“Permitted Transferee” means, in each case to the extent such Person agrees to be bound by the terms of this Agreement, (i) in the case of PEC, any PEC Permitted Holder, (ii) in the case of 9368-2672, any 9368-2672 Permitted Holder, and (iii) in the case of Warrantholder, any Warrantholder Permitted Holder.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Piggyback Notice” has the meaning set forth in Section 3.1.1.

“Piggyback Registration” has the meaning set forth in Section 3.1.1.

“Potential Takedown Participant” has the meaning set forth in Section 3.2.5(b).

“Principal Shareholder” has the meaning set forth in the preamble.

“Pro Rata Portion” means, with respect to each Holder requesting that its shares be registered or sold in an Underwritten Public Offering, a number of such shares equal to the aggregate number of Registrable Securities to be registered or sold (excluding any shares to be registered or sold for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities held by such Holder, and the denominator of which is the aggregate number of Registrable Securities held by all Holders requesting that their Registrable Securities be registered or sold.

“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to (i) an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4, Form F-4 or Form S-8 or any successor form), (ii) a Canadian Prospectus, (iii) a combination of (i) and (ii) above, or (iv) comparable mechanics under the securities laws of any other jurisdiction.

“Registrable Securities” means (i) all Common Shares that are not then subject to forfeiture to the Company, (ii) all Common Shares issuable upon the exercise, conversion or exchange of any option, warrant or convertible security of the Company and (iii) all Common Shares directly or indirectly issued or then issuable with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable

Securities when (w) (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement or (B) such securities shall have been qualified for distribution under applicable Canadian Securities Laws in any province or territory of Canada pursuant to the filing with the applicable Canadian Securities Authorities of a Canadian Prospectus and the issuance of a receipt therefor, and such securities shall have been disposed of thereunder, (x) such securities shall have been Transferred pursuant to Rule 144, (y) both (A) such holder is able to immediately sell such securities under Rule 144 without any restrictions on transfer (including without application of paragraphs (c), (d), (e), (f) and (h) of Rule 144), as reasonably determined by the Holder, and (B) the trade of such securities by such holder in Canada would not constitute a “control distribution” as such term is defined in National Instrument 45-102 Resale of Securities, or (z) such securities shall have ceased to be outstanding.

“Registration” means a (i) registration under the Securities Act of the offer and sale to the public of any Registrable Securities under a Registration Statement, (ii) the qualification of any Registrable Securities for distribution under applicable Canadian Securities Laws in any province or territory of Canada by way of a Canadian Prospectus, (iii) a combination of (i) and (ii) above, or (iv) comparable mechanics under the securities laws of any other jurisdiction. The terms “register”, “registered” and “registering” shall have correlative meanings.

“Registration Expenses” has the meaning set forth in Section 3.8.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related U.S. Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related U.S. Prospectus) filed on Form S-4, Form F-4 or Form S-8 or any successor form thereto.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Securities Authorities” means the SEC and the Canadian Securities Authorities or applicable securities authorities of any other jurisdiction.

“Transfer” means, with respect to any Registrable Security, any interest therein, or any other securities or equity interests relating thereto, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition thereof, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. “Transferred” shall have a correlative meaning.

“Underwritten Public Offering” means an underwritten Public Offering, including any Bought Deal.

“Underwritten U.S. Shelf Takedown” means an Underwritten Public Offering pursuant to an effective U.S. Shelf Registration Statement.

“U.S. Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements,

and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

“U.S. Shelf Period” has the meaning set forth in Section 3.2.3.

“U.S. Shelf Registration” has the meaning set forth in Section 3.2.1(a).

“U.S. Shelf Registration Notice” has the meaning set forth in Section 3.2.2.

“U.S. Shelf Registration Request” has the meaning set forth in Section 3.2.1(a).

“U.S. Shelf Registration Statement” has the meaning set forth in Section 3.2.1(a).

“U.S. Shelf Suspension” has the meaning set forth in Section 3.2.4.

“U.S. Shelf Takedown Notice” has the meaning set forth in Section 3.2.5(b).

“U.S. Shelf Takedown Request” has the meaning set forth in Section 3.2.5(a).

“Warrantholder” has the meaning set forth in the preamble.

“Warrantholder Permitted Holder” means Amazon.com NV Investment Holdings LLC and any of its Affiliates.

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.

Section 2.2.    Other Interpretive Provisions.

(1)        The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(2)        The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(3)        The term “including” is not limiting and means “including without limitation.”

(4)        The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(5)        Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE III

REGISTRATION RIGHTS

The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

Section 3.1.        Demand Registration.

Section 3.1.1.    Request for Demand Registration.

(a)

At any time following the date of this Agreement, each of PEC, 9368-2672 and Warrantholder, for as long as it is a Holder and holds, together with its Permitted Transferees, at least 10% of the outstanding Common Shares (on a non-diluted basis), shall have the right to make a written request from time to time (a “Demand Registration Request”) to the Company for Registration of all or part of the Registrable Securities held by such Principal Shareholders. Any such Registration pursuant to a Demand Registration Request shall hereinafter be referred to as a “Demand Registration.”

(b)

Each Demand Registration Request shall specify (x) the aggregate amount of such Holders’ Registrable Securities to be registered, (y) the intended method or methods of disposition thereof and (z) the jurisdiction(s) in which the Registration is to take place.

(c)

Upon receipt of a Demand Registration Request, the Company shall as promptly as practicable file a Registration Statement (a “Demand Registration Statement”) relating to such Demand Registration, and use its reasonable best efforts to cause such Demand Registration Statement to be promptly declared effective under the Securities Act, and/or, as may be requested, file with the applicable Canadian Securities Authorities and use its reasonable best efforts to secure the issuance of a receipt or mutual reliance review decision document for a Canadian Preliminary Prospectus (a “Demand Canadian Preliminary Prospectus”) and a Canadian Prospectus (a “Demand Canadian Prospectus”) relating to such Demand Registration, including, if necessary or useful, in reliance upon the post-receipt pricing procedures under National Instrument 44-103 Post-Receipt Pricing.

Section 3.1.2.    Limitation on Demand Registrations. The Company shall not be obligated to take any action to effect any Demand Registration if (a) within any twelve-month period there have been effected three (3) Demand Registrations (including, for greater certainty, any Demand Registration which is subsequently withdrawn pursuant to Section 3.1.4), or (b) the value of the Common Shares to be offered under any such Demand Registration is less than US$30 million. Additionally, the Company shall not be obligated under this Section 3.1 to take any action to effect any Demand Registration within 90 days following the completion of a Public Offering in which a Demand Registration, U.S. Shelf Registration, U.S. Shelf Takedown or a Piggyback Registration has been effected.

Section 3.1.3.    Demand Notice. Other than in connection with a Bought Deal, promptly upon receipt of a Demand Registration Request pursuant to Section 3.1.1 (but in no event more than two (2) Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Demand Registration Request to all other Holders and the Demand Notice shall offer each such Holder the opportunity to include in the Demand Registration that number of Registrable Securities as each such Holder may request in writing. Subject to Section 3.1.7, the Company shall include in the Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days after the date that the Demand Notice was delivered. In the event that a Demand Registration is made in connection with a Bought Deal, the notice periods set forth in this Section 3.1.3 shall not be applicable and the Company shall give the other Holders such notice as is practicable under the circumstances given the speed and urgency with which Bought Deals are currently carried out in common market practice of its rights to participate thereunder and such Holders shall have at least 24 hours to notify the Company and the requesting Holder that they will participate in the Bought Deal, failing which, the requesting Holder shall be free to pursue the Bought Deal without the participation of such other Holders.

Section 3.1.4.    Demand Withdrawal. The Holders may withdraw all or any portion of their Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the Demand Registration Statement or the filing of the Demand Canadian Prospectus, as applicable. Upon receipt of a notice to such effect with respect to all of the Registrable Securities included by the Holders in such Demand Registration, the Company shall cease all efforts to pursue or consummate such Demand Registration.

Section 3.1.5.    Effective Registration. The Company shall (a) use reasonable best efforts to cause any Demand Registration Statement to become effective and remain effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or, if such Demand Registration Statement relates to an Underwritten Public Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a U.S. Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, and (b) from the period beginning on the filing of any Demand Canadian Preliminary Prospectus or Demand Canadian Prospectus until the completion of the distribution of the Registrable Securities covered by such Demand Canadian Preliminary Prospectus or Demand Canadian Prospectus (or the closing date of the offering of such Registrable Securities thereunder, if later), comply with section 57 of the Securities Act (Ontario) and the comparable provisions of other applicable Canadian Securities Laws, and prepare and file promptly any prospectus or marketing material amendment which, in the opinion of the Company, acting reasonably, may be necessary or advisable, and will otherwise comply with all legal requirements and take all actions necessary to continue to qualify such Registrable Securities for distribution in the applicable provinces and territories of Canada for as long as may be necessary to complete the distribution of such Registrable Securities.

Section 3.1.6.    Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement or the filing or continued use of a Demand Canadian Preliminary Prospectus or Demand Canadian Prospectus (including pursuant to Section 3.2.8(a)) at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, as applicable, the Demand Registration Statement, Demand Canadian Preliminary Prospectus or Demand Canadian Prospectus (a “Demand Suspension”); provided, however, that a Demand Suspension in respect of a given Demand Registration may not exceed sixty (60) days and Demand Suspensions in respect of multiple Demand Registrations in any twelve (12) month period may not exceed one hundred twenty (120) days. In the case of a Demand Suspension, the Holders agree to suspend use of any applicable U.S. Prospectus, Demand Canadian Preliminary Prospectus or Canadian Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders in writing upon the termination of any Demand Suspension, amend or supplement any U.S. Prospectus, if necessary, so it does not contain any untrue statement or omission, amend or supplement any Demand Canadian Preliminary Prospectus or Demand Canadian Prospectus, if necessary, so that it contains full, true and plain disclosure of all material facts relating to the securities distributed thereunder and does not contain a misrepresentation or if required by applicable Canadian Securities Laws or as may reasonably be requested by the Holders whose Registrable Securities are covered by such Demand Canadian Preliminary Prospectus or Demand Canadian Prospectus, and furnish to the Holders such numbers of copies of any U.S. Prospectus, Demand Canadian Preliminary Prospectus or Demand Canadian Prospectus as so amended or supplemented as the Holders may reasonably request. The Company shall, if necessary, supplement or amend any Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of Registrable Securities that are included in such Demand Registration Statement.

Section 3.1.7.    Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Public Offering of the Registrable Securities included in a Demand Registration advise the Company in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be, in the case of any Demand Registration, (x) first, allocated to each Holder that has requested to participate in such Demand Registration an amount equal to the lesser of (i) the number of such Registrable Securities requested to be registered or sold by such Holder, and (ii) a number of such shares equal to such Holder’s Pro Rata Portion, and (y) second, and only if all the securities referred to in clause (x) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters can be sold without having such adverse effect.

Section 3.1.8.    Resale Rights. In the event that a Holder requests to participate in a Registration pursuant to this Section 3.1 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for resale by such partners or members, if requested by such Holder.

Section 3.2.    Shelf Registration.

Section 3.2.1.    Request for U.S. Shelf Registration.

(a)

Upon the written request of any Holders entitled to make Demand Registration Requests (a “U.S. Shelf Registration Request”), the Company shall promptly file a shelf Registration Statement with the SEC pursuant to Rule 415 under the Securities Act (each, a “U.S. Shelf Registration Statement”) relating to the offer and sale of Registrable Securities by such Holders from time to time in accordance with the methods of distribution elected by such Holders, and the Company shall use its reasonable best efforts to cause such U.S. Shelf Registration Statement to promptly become effective under the Securities Act. Any such Registration pursuant to a U.S. Shelf Registration Request shall hereinafter be referred to as a “U.S. Shelf Registration.”

(b)

If on the date of the U.S. Shelf Registration Request contemplating the filing of a U.S. Shelf Registration Statement, the Company is a WKSI, then the U.S. Shelf Registration Request may request Registration with the SEC of an unspecified amount of Registrable Securities to be sold by unspecified Holders. If on the date of the U.S. Shelf Registration Request the Company is not a WKSI, then the U.S. Shelf Registration Request shall specify the aggregate amount of Registrable Securities to be registered. The Company shall provide to the Holders the information necessary to determine the Company’s status as a WKSI upon request.

(c)

All Holders shall be deemed to have made a U.S. Shelf Registration Request on the date hereof for the Company to file a U.S. Shelf Registration Statement relating to the resale of all Registrable Securities owned by such Holders on the date hereof promptly following the closing of the Business Combination.

Section 3.2.2.    U.S. Shelf Registration Notice. Promptly upon receipt of a U.S. Shelf Registration Request (but in no event more than two (2) Business Days thereafter (or such shorter period as may be reasonably requested in connection with a Bought Deal)), the Company shall deliver a written notice (a “U.S. Shelf Registration Notice”) of any such request to all other Holders, which notice shall specify, if applicable, the amount of Registrable Securities to be registered, and the U.S. Shelf Registration Notice shall offer each such Holder the opportunity to include in the U.S. Shelf Registration that number of Registrable Securities as each such Holder may request in writing. The Company shall include in such U.S. Shelf Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days (or such shorter period as may be reasonably requested in connection with a Bought Deal provided such period is at least 24 hours) after the date that the U.S. Shelf Registration Notice has been delivered; provided, however, that if the Holder, is not, or is not controlled (directly or indirectly) by, a director or officer of the Company, such time for providing written requests for inclusion shall be extended to five (5) Business Days (or such shorter period as may be reasonably requested in connection with a Bought Deal provided such period is at least 24 hours).

Section 3.2.3.    Continued Effectiveness of U.S. Shelf Registration Statement. The Company shall use its reasonable best efforts to keep any U.S. Shelf Registration Statement continuously effective under the Securities Act in order to permit the U.S. Prospectus forming part of the U.S. Shelf Registration Statement to be usable by Holders until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the U.S. Shelf Registration Statement as part of another Registration (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which no Holder holds Registrable Securities (such period of effectiveness, the “U.S. Shelf Period”). Subject to Section 3.2.4, the Company shall be deemed not to have used its reasonable best efforts to keep the U.S. Shelf Registration Statement effective during the U.S. Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such U.S. Shelf Registration Statement during the U.S. Shelf Period, unless such action or omission is required by applicable law.

Section 3.2.4.    Suspension of U.S. Shelf Registration. If the continued use of such U.S. Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, suspend use of the U.S. Shelf Registration Statement (a “U.S. Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a U.S. Shelf Suspension more than sixty (60) consecutive days or more than one hundred twenty (120) days during any twelve (12) month period. In the case of a U.S. Shelf Suspension, the Holders agree to suspend use of the applicable U.S. Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders in writing upon the termination of any U.S. Shelf Suspension, amend or supplement the U.S. Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the U.S. Prospectus as so amended or supplemented as the Holders may reasonably request. The Company shall, if necessary, supplement or amend the U.S. Shelf Registration Statement, if required by the registration form used by the Company for the U.S. Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of Registrable Securities that are included in such U.S. Shelf Registration Statement.

Section 3.2.5.    U.S. Shelf Takedown.

(a)

At any time the Company has an effective U.S. Shelf Registration Statement, by notice to the Company specifying the intended method or methods of disposition thereof, a Holder entitled to make Demand Registration Requests and whose Registrable Securities are able to be offered on such U.S. Shelf Registration Statement may make a written request (a “U.S. Shelf Takedown Request”) to the Company to effect a Public Offering, including an Underwritten U.S. Shelf Takedown, of all or a portion of such Registrable Securities that may be registered under such U.S. Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement the U.S. Shelf Registration Statement as necessary for such purpose.

(b)

Promptly upon receipt of a U.S. Shelf Takedown Request (but in no event more than two (2) Business Days thereafter (or such shorter period as may be reasonably requested in connection with a Bought Deal)) for any Underwritten U.S. Shelf Takedown, the Company shall deliver a notice (a “U.S. Shelf Takedown Notice”) to each other Holder with Registrable Securities covered by the applicable Registration Statement, or to all other Holders if such Registration Statement is undesignated (each a “Potential Takedown Participant”). The U.S. Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten U.S. Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing. The Company shall include in the Underwritten U.S. Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days (or such shorter period as may be reasonably requested by the requesting Holder in connection with a Bought Deal provided such period is at least 24 hours) after the date that the U.S. Shelf Takedown Notice has been delivered. Notwithstanding the delivery of any U.S. Shelf Takedown Notice, all determinations as to whether to complete any Underwritten U.S. Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten U.S. Shelf Takedown contemplated by this Section 3.2.5 shall be determined by the requesting Holder.

Section 3.2.6.    Priority of Securities Sold Pursuant to U.S. Shelf Takedowns. If the managing underwriter or underwriters of a proposed Underwritten U.S. Shelf Takedown pursuant to Section 3.2.5 advise the Company in writing that, in its or their opinion, the number of securities requested to be included in the proposed Underwritten U.S. Shelf Takedown exceeds the number that can be sold in such Underwritten U.S. Shelf Takedown without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such offering shall be (x) first, allocated to each Holder that has requested to participate in such Underwritten U.S. Shelf Takedown an amount equal to the lesser of (i) the number of such Registrable Securities requested to be registered or sold by such Holder, and (ii) a number of such shares equal to such Holder’s Pro Rata Portion, and (y) second, and only if all the securities referred to in clause (x) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters can be sold without having such adverse effect.

Section 3.2.7.    Resale Rights. In the event that a Holder elects to request a Registration pursuant to this Section 3.2 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for resale by such partners or members, if requested by such Holder.

Section 3.2.8.    Request for Canadian Shelf Registration.

(a)

Upon the written request of any Holders entitled to make Demand Registration Requests from time to time following the completion of the Business Combination (a “Canadian Shelf Registration Request”), the Company shall promptly file with the applicable Canadian Securities Authorities, and use its reasonable best efforts to secure the issuance of a receipt or mutual reliance review decision document for, a preliminary base shelf prospectus and base shelf (final) prospectus (the “Canadian Base Shelf Prospectus”) pursuant to the provisions of NI 44-102 to qualify the distribution of all of the Registrable Securities in each of the provinces and territories of Canada (or as otherwise determined by the Holders entitled to make Demand Registration Requests in the Canadian Shelf Registration Request).

(b)	In advance of the expiration of any Canadian Base Shelf Prospectus, except as otherwise directed by the Holders entitled to make Demand Registration Requests in writing, the Company shall renew such Canadian Base Shelf Prospectus in accordance with Section 3.2.8(a), such that the Company shall at all times have an effective Canadian Base Shelf Prospectus with enough capacity to allow the sale thereunder of all remaining Registrable Securities.

(c)

The Company shall satisfy any Demand Registration Request that is submitted pursuant to Section 2.2 at a time that a Canadian Base Shelf Prospectus is effective by filing a supplement to the Canadian Base Shelf Prospectus (a “Canadian Shelf Supplement”) with the applicable Canadian Securities Authorities in accordance with NI 44-102 as soon as practicable and in any event not later than three (3) Business Days after the Demand Registration Request is received. Section 3.1 shall apply mutatis mutandis to any Demand Registration Request effected pursuant to this Section 3.2.8.

Section 3.3.    Piggyback Registration.

Section 3.3.1.    Participation. If the Company at any time following the Business Combination proposes (a) to file a Registration Statement with respect to any offering of its equity securities for its own account or for the account of any securityholder under the Securities Act, (b) to qualify any of its equity securities for distribution for its own account or for the account of any securityholder under applicable Canadian Securities Laws in any province or territory of Canada by way of a Canadian Prospectus or (c) to otherwise conduct a Public Offering with respect to any offering of its equity securities for its own account or for the account of any other Person pursuant to a Registration Statement that registers Registrable Securities or that registers an unspecified amount of securities (other than (i) a Registration under Section 3.1 or Section 3.2, (ii) a Registration on Form S-4, Form F-4 or Form S-8 or any successor form to such forms or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company or its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement), then, as soon as practicable (but in no event less than ten (10) Business Days prior to the proposed date of filing of the U.S. Registration Statement, Canadian Preliminary Prospectus or Canadian Shelf Supplement in respect of such offering or, in the case of a Public Offering under a U.S. Shelf Registration Statement, the anticipated pricing or trade date), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or Public Offering to all Holders (other than any Holders whose participation in such offering would require the filing of (x) a new registration statement or a post-effective amendment to an existing registration statement, or (y) the filing of a new Canadian Base Shelf Prospectus or an amendment to an existing Canadian Base Shelf Prospectus, as applicable), and such Piggyback Notice shall offer the Holders the opportunity to register under any such Registration Statement or under any applicable Canadian Prospectus, or to include in such Public Offering, such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 3.3.2, the Company shall include in such Registration Statement, Canadian Preliminary Prospectus or Canadian Prospectus or in such Public Offering, as applicable, all such Registrable Securities that are requested to be included therein within five (5) days after the receipt by such Holder of any such notice; provided, however, that if at any time after giving written notice of its intention to register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the filing of a Canadian Prospectus in connection with such Registration, or the pricing or trade date of a Public Offering under a U.S. Shelf Registration Statement, the Company determines for any reason not to register or sell or to delay the Registration or sale of such securities, the Company shall give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Securities in connection with such Registration or Public Offering (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders entitled to request that such Registration or sale be effected as a Demand Registration under Section 3.1, (including pursuant to Section 3.2.8(c)) or an Underwritten U.S. Shelf Takedown under Section 3.2, as the case may be, and (ii) in the case of a determination to delay Registration or sale, in the absence of a request for a Demand Registration or an Underwritten U.S. Shelf Takedown, as the case may be, shall be permitted to delay registering or selling any Registrable Securities, for the same period as the delay in registering or selling such other securities. Any Holder shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw.

Section 3.3.2.    Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed offering of Registrable Securities included in a Piggyback Registration informs the Company and the participating Holders in writing that, in its or their opinion, the number of securities that such Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, one hundred percent (100%) of the securities that the Company proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated among the Holders that have requested to participate in such Registration based on an amount equal to the lesser of (x) the number of such Registrable Securities requested to be sold by such Holder, and (y) a number of such shares equal to such Holder’s Pro Rata Portion, and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

Section 3.3.3.    No Effect on Other Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 3.3 shall be deemed to have been effected pursuant to Section 3.1 and Section 3.2 or shall relieve the Company of its obligations under Section 3.1 and Section 3.2.

Section 3.4.    Lock-Up Agreements. In connection with each Registration or sale of Registrable Securities pursuant to Section 3.1, Section 3.2 or Section 3.3 conducted as an Underwritten Public Offering, each Holder agrees, if requested, to become bound by and to execute and deliver a lock-up agreement with the underwriter(s) of such Underwritten Public Offering restricting such Holder’s right to (a) Transfer, directly or indirectly, any equity securities of the Company held by such Holder or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of such securities during the period commencing on the date of the final U.S. Prospectus and/or of the Canadian Prospectus relating to the Underwritten Public Offering and ending on the date specified by the underwriters (such period not to exceed ninety (90) days following the date of closing of the Underwritten Public Offering plus, such additional period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on the publication or other distribution of research reports and analyst recommendations and opinions, if applicable).

Section 3.5.    Registration Procedures.

Section 3.5.1.    Requirements. In connection with the Company’s obligations under Section 3.1 to Section 3.6, the Company shall use its reasonable best efforts to effect such

Registration and to permit the offering, sale and distribution of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(a)

As promptly as practicable prepare the required Registration Statement and U.S. Prospectus and/or Canadian Preliminary Prospectus and Canadian Prospectus including all exhibits, financial statements and ancillary materials required under the Securities Act or Canadian Securities Laws to be filed therewith, and, before filing a Registration Statement, U.S. Prospectus, Canadian Preliminary Prospectus, Canadian Prospectus or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, Canadian Preliminary Prospectus or Canadian Prospectus, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel, (y) make such changes in such documents concerning the Holders prior to the filing thereof as such Holders, or their counsel, may reasonably request and (z) except in the case of a Registration under Section 3.3 not file any Registration Statement, U.S. Prospectus, Canadian Preliminary Prospectus, Canadian Prospectus or amendments or supplements thereto to which the participating Holders, in such capacity, or the underwriters, if any, shall reasonably object;

(b)

prepare and file with the applicable Securities Authorities such amendments and post-effective amendments to the Registration Statement, such supplements to the U.S. Prospectus and such amendments and supplements to the Canadian Preliminary Prospectus and Canadian Prospectus as may be (x) reasonably requested by any Holder with Registrable Securities covered by such Registration (y) reasonably requested by any participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration Statement effective for the period of time required by this Agreement or to continue to qualify such Registrable Securities for distribution as required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration during such period in accordance with the intended method or methods of disposition by the sellers thereof;

(c)

notify the participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable U.S. Prospectus, Canadian Preliminary Prospectus, Canadian Prospectus, or any amendment or supplement thereto, has been filed (and, in the case of a Canadian Preliminary Prospectus or Canadian Prospectus, when a receipt or mutual reliance review decision document has been issued therefor), (b) of any written comments by the Securities Authorities, or any request by the Securities Authorities or other governmental authority in any jurisdiction for amendments or supplements to any such Registration Statement, U.S. Prospectus, Canadian Preliminary Prospectus or Canadian Prospectus or to any marketing materials, or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the Securities Authorities relating to, or which may affect, the Registration, (c) of the issuance by the Securities Authorities of any stop order suspending the effectiveness of such Registration Statement or any order by the Securities Authorities or any other regulatory authority preventing or suspending the use of any preliminary or final U.S. Prospectus or of any Canadian Preliminary Prospectus, Canadian Prospectus or marketing materials, or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering, sale or distribution in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(d)

promptly notify each selling Holder and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which any applicable Registration Statement or the U.S. Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such U.S. Prospectus or any preliminary U.S. Prospectus, in light of the circumstances under which they were made) not misleading or as a result of which any Canadian Preliminary Prospectus, Canadian Prospectus or marketing materials would contain a misrepresentation or a statement otherwise misleading or untrue, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, U.S. Prospectus, Canadian Preliminary Prospectus, Canadian Prospectus or marketing materials in order to comply with the Securities Act or Canadian Securities Laws and, as promptly as reasonably practicable thereafter, prepare and file with the SEC and/or the applicable Canadian Securities Authority, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, U.S. Prospectus, Canadian Preliminary Prospectus, Canadian Prospectus or marketing materials which shall correct such misstatement or omission or effect such compliance;

(e)

to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any U.S. Shelf Registration Statement, the Company shall include in such U.S. Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such U.S. Shelf Registration Statement at a later time through the filing of a U.S. Prospectus supplement rather than a post-effective amendment;

(f)

use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final U.S. Prospectus or of any Canadian Preliminary Prospectus, Canadian Prospectus or marketing materials;

(g)

promptly incorporate in a U.S. Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the selling Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such U.S. Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such U.S. Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(h)	furnish to each selling Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of any applicable Registration Statement, Canadian Preliminary Prospectus or Canadian Prospectus and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(i)

deliver to each selling Holder and each underwriter, if any, without charge, as many copies of any applicable U.S. Prospectus (including each preliminary U.S. Prospectus), Canadian Preliminary Prospectus or Canadian Prospectus and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter (it being understood that the Company shall consent to the use of such U.S. Prospectus, Canadian Preliminary Prospectus or Canadian Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering, sale or distribution of the Registrable Securities covered by such U.S. Prospectus, Canadian Preliminary Prospectus or Canadian Prospectus or any amendment or supplement thereto);

(j)

on or prior to the date on which any applicable Registration Statement becomes effective or any applicable Canadian Prospectus is filed, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 3.1 or Section 3.2, as applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(k)

cooperate with the selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request prior to any sale of Registrable Securities to the underwriters;

(l)

use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(m)

not later than the effective date of any applicable Registration Statement or the filing of any applicable Canadian Prospectus, provide a CUSIP number for all Registrable Securities and, as applicable, provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company or CDS Clearing and Depository Services Inc., as applicable;

(n)

make such representations and warranties to the Holders of which Registrable Securities are being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken;

(o)

enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the selling Holders or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(p)

obtain for delivery to the Holders of the Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the most recent effective date of any Registration Statement or, in the event of an Underwritten Public Offering or if customary in public offerings similar to the offering then being undertaken, the date of the closing under the underwriting agreement or for such offering, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(q)

in the case of an Underwritten Public Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Holders included in such Registration or sale, a comfort letter from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement or Canadian Prospectus) in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(r)

cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA or IIROC;

(s)

use its reasonable best efforts to comply with all applicable securities laws and, if a Registration Statement was filed, make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(t)	provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration;

(u)

use its reasonable best efforts to cause all Registrable Securities covered by such Registration to be listed on each securities exchange on which any of the Company’s equity securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s equity securities are then quoted;

(v)

make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the selling Holders, by any underwriter participating in any Registration and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, Directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such

Registration;

(w)

in the case of an Underwritten Public Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(x)

take no direct or indirect action prohibited by Regulation M under the Exchange Act, OSC Rule 48-501 – Trading during Distributions, Formal Bids and Share Exchange Transactions and by Section 7.7 of the Universal Market Integrity Rules;

(y)

take all reasonable action to (y) ensure that any Issuer Free Writing Prospectus utilized in connection with such Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related U.S. Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (z) ensure that any marketing materials to be provided in connection with such Registration comply with Canadian Securities Laws and approve in writing all such marketing materials (including as may be reasonably required by any managing underwriter or underwriters) and file such marketing materials to the extent required for the use of such marketing materials under applicable Canadian Securities Laws; and

(z)

take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

Section 3.5.2.    Company Information Requests. The Company may require each seller of Registrable Securities as to which any Registration or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such Registration or sale the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

Section 3.5.3.    Discontinuing Registration. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.5.1(d), such Holder will discontinue disposition of Registrable Securities pursuant to such Registration Statement or the distribution of Registrable Securities under such Canadian Preliminary Prospectus, Canadian Prospectus or marketing materials until such Holder’s receipt of the copies of the supplemented or amended U.S. Prospectus or Canadian Preliminary Prospectus, Canadian Prospectus or marketing materials contemplated by Section 3.5.1(d), or until such Holder is advised in writing by the Company that the use of the U.S. Prospectus, Canadian Preliminary Prospectus, Canadian Prospectus or marketing materials may be resumed, and, as applicable, has received copies of any additional or supplemental filings that are incorporated by reference in the U.S. Prospectus, Canadian Preliminary Prospectus or Canadian Prospectus, or any amendments or supplements thereto, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of such documents current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which any applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended U.S. Prospectus contemplated by Section 3.5.1(d) or is advised in writing by the Company that the use of the U.S. Prospectus may be resumed.

Section 3.6.    Underwritten Offerings.

Section 3.6.1.    Demand Registrations. If requested by the underwriters for any Underwritten Public Offering, pursuant to a Registration or sale under Section 3.1 or Section 3.2, the Company shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to each of the Company, the Holders and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type. The Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof, and such Holders shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations to be made by the Holder as are generally prevailing in agreements of that type, and the aggregate amount of the liability of such Holder under such agreement shall not exceed such Holder’s proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.

Section 3.6.2.    Piggyback Registrations. If the Company proposes to register or sell any of its securities as contemplated by Section 3.3 and such securities are to be distributed through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 3.3 and, subject to the provisions of Section 3.3.2, use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration or sale all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration or sale. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations to be made by the Holder as are generally prevailing in agreements of that type, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.

Section 3.6.3.    Selection of Underwriters. In the case of an Underwritten Public Offering under Section 3.1 or Section 3.2 the managing underwriter or underwriters to administer the offering shall be determined by the requesting Holder and shall be reasonably acceptable to the Company, and in the case of an Underwritten Public Offering under Section 3.3, the managing underwriter or underwriters to administer the offering shall be determined by the Company.

Section 3.7.    No Inconsistent Agreements; Additional Rights. Neither the Company nor any of its subsidiaries shall hereafter enter into, and neither the Company nor any of its subsidiaries is currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement. Neither the Company nor any of its subsidiaries shall enter into any agreement granting registration or similar rights to any Person without the prior written consent of each Holders hereunder that beneficially owns at least 10% of the outstanding Common Shares (on a non-diluted basis), unless such rights are subordinated or pari passu to the registration rights granted to the Holders under this Agreement. The Company hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement, except pursuant to those certain Subscription Agreements, dated as of November 30, 2020, by and among the Company, NGA and certain investors.

Section 3.8.    Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA, the Canadian Securities Authorities or IIROC, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, translation, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including all expenses of any transfer agent and expenses relating to The Depository Trust Company or CDS Clearing and Depository Services Inc. and of printing prospectuses or other offering documents), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants or independent auditors of the Company and any subsidiaries of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (viii) all reasonable fees and disbursements of one legal counsel for the selling Holders, (ix) all fees and expenses incurred in connection with the distribution or Transfer of Registrable Securities to or by a Holder or its Permitted Transferees in connection with a Public Offering, (x) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration or sale, (xi) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xii) all expenses related to any “road show”, including the reasonable out-of-pocket expenses of the Holders and underwriters, if so requested. All such expenses are referred to herein as “Registration Expenses”. The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in an offering similar to the applicable offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

Section 3.9.    Indemnification.

Section 3.9.1.    Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each selling Holder, each shareholder, member, limited or general partner of such Holder, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, managers, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act or of analogous provisions under applicable Canadian Securities Laws) or is deemed to control such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses and any indemnity and contribution payments made to underwriters ) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) (A) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which Registrable Securities are registered or sold under the Securities Act (including any final, preliminary or summary U.S. Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a U.S. Prospectus or preliminary U.S. Prospectus, in light of the circumstances under which they were made) not misleading, (ii) any information or statement in a Canadian Preliminary Prospectus or Canadian Prospectus that contains or is alleged to contain a misrepresentation or any omission of a Canadian Preliminary Prospectus or Canadian Prospectus to contain full, true and plain disclosure of all material facts relating to the securities distributed thereunder, (iii) any untrue or alleged untrue statement of a material fact contained in any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including any report and other document filed under the Exchange Act or Canadian Securities Laws or (iv) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, provincial, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report; provided, that no selling Holder shall be entitled to indemnification pursuant to this Section 3.9.1 in respect of any untrue statement or omission or any misrepresentation contained in any information relating to such selling Holder furnished in writing by such selling Holder to the Company specifically for inclusion in a Registration Statement, Canadian Preliminary Prospectus or Canadian Prospectus and used by the Company in conformity therewith (such information “Selling Holder Information”). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder and regardless of any indemnity agreed to in the underwriting agreement that is less favorable to the Holders. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above (with appropriate modification) with respect to the indemnification of the indemnified parties.

Section 3.9.2.    Indemnification by the Selling Holders. Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its Directors and officers and each Person who controls (within the meaning of the Securities Act or the Exchange Act or of analogous provisions under applicable Canadian Securities Laws) or is deemed to control the Company from and against any Losses resulting from (i) (A) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act (including any final, preliminary or summary U.S. Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (B) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a U.S. Prospectus or preliminary U.S. Prospectus, in light of the circumstances under which they were made) not misleading, or (ii) any information or statement in a Canadian Preliminary Prospectus or Canadian Prospectus that contains a misrepresentation, in each case to the extent, but only to the extent, that such untrue statement or omission or such misrepresentation is contained in such selling Holder’s Selling Holder Information. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Holder pursuant to Section 3.9.4 and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale.

Section 3.9.3.    Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it forfeits substantive legal rights by reason of such delay or failure) and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such

Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 3.9.3, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

Section 3.9.4.    Contribution. If for any reason the indemnification provided for in Section 3.9.1 and Section 3.9.2 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein (other than as a result of exceptions or limitations on indemnification contained in Section 3.9.1 and Section 3.9.2), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things whether any untrue or alleged untrue statement of a material fact or misrepresentation or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, misrepresentation or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.9.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3.9.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 3.9.1 and Section 3.9.2 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.9.4, in connection with any Registration effected pursuant to this Agreement, a selling Holder shall not be required to contribute any amount in excess of the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Holder pursuant to Section 3.9.2 and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such Registration. If indemnification is available under this Section 3.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 3.9.1 and Section 3.9.2 hereof without regard to the provisions of this Section 3.9.4. The remedies provided for in this Section 3.9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 3.10.    Rules 144 and 144A and Regulation S. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 3.11.    Compliance with Canadian Securities Laws. With a view to making available the benefits of Canadian Securities Laws that may at any time permit the resale of Registrable Securities without the filing of a Canadian Prospectus, at all times after the Company becoming a reporting issuer or the equivalent under Canadian Securities Laws in any province or territory of Canada, the Company agrees to use is reasonable best efforts to (a) file with the appropriate Canadian Securities Authority authorities in a timely manner all reports and other documents required under Canadian Securities Laws, and (b) so long as any Holder owns any Registrable Securities, furnish to any Holder forthwith upon request a written statement by the Company stating that the Company is a reporting issuer and is not in default of any requirement under Canadian Securities Laws.

Section 3.12.    Short Form Registrations. After the Company becoming a reporting issuer or the equivalent under Canadian Securities Laws in any province or territory of Canada, the Company agrees to use its reasonable best efforts to make available and maintain the availability of short form prospectus Registrations pursuant to NI 44-101. For greater certainty, references herein to a Canadian Preliminary Prospectus or a Canadian Prospectus shall as applicable include a short form Canadian Preliminary Prospectus or a short form Canadian Prospectus.

ARTICLE IV

MISCELLANEOUS

Section 4.1.    Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties’ members of a joint venture or other association. The Company and its subsidiaries shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.

Section 4.2.    Notices. Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by facsimile or e-mail, or (iii) sent by overnight courier, in each case, addressed as follows:

If to the Company to:

The Lion Electric Company
921 ch. de la Rivière-du-Nord
Saint-Jérôme (Québec) J7Y 5G2

Attention:	Marc Bedard, CEO - Founder
Nicolas Brunet, Executive Vice-President and CFO

E-mail:	[***]
[***]

with a copy to:

Stikeman Elliott LLP
1155 René-Lévesque Blvd. West, 41st Floor
Montreal (Québec) H3B 3V2

Attention:	Aniko Pelland; David Tardif

E-mail:	[***]
[***]

If to PEC to:

Power Energy Corporation
751 rue du Square Victoria
Montreal (Quebec) H2Y 2J3

Attention:	Pierre Larochelle

E-mail:	[***]

If to the 9368-2672 to:

Marc Bedard
921 ch. de la Rivière-du-Nord
Saint-Jérôme (Québec) J7Y 5G2

Attention:	Marc Bedard

E-mail:	[***]

If to Warrantholder to:

Amazon.com NV Investment Holdings LLC c/o Amazon.com, Inc.
P.O. Box 81226
Seattle, WA 98108-1226

Attention:	General Counsel

Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by e-mail on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (iii) two (2) Business Days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

Section 4.3.    Termination and Effect of Termination. This Agreement shall terminate upon the date on which no Holder holds any Registrable Securities; except for the provisions of Section 3.9 and Section 3.10, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 3.9 hereof shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

Section 4.4.    Permitted Transferees. The rights of a Holder hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Registrable Securities to a Permitted Transferee of that Holder. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 4.4 will be effective unless the Permitted Transferee to which the assignment is being made, if not a Holder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Permitted Transferee will be bound by, and will be a party to, this Agreement. A Permitted Transferee to whom rights are transferred pursuant to this Section 4.4 may not again transfer those rights to any other Permitted Transferee, other than as provided in this Section 4.4.

Section 4.5.    Remedies. The parties to this Agreement shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

Section 4.6.    Amendments.This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by each of the Company (acting through independent Directors), PEC and 9368-2672 (and, as applicable, any PEC or 9368-2672 Permitted Holders holding shares at such time), provided that this Agreement may not be amended, modified, extended or terminated without Warrantholder’s prior consent if such amendment, modification, extension or termination would result in Warrantholder having registration rights less favorable to it than those provided to any other Principal Shareholder hereunder. Each such amendment, modification, extension or termination shall be binding upon each party hereto. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party. The Company shall provide prompt notice to Warrantholder of any amendment or modification to this Agreement.

Section 4.7.    Governing Law.This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed and interpreted by and construed in accordance with the substantive laws of the Province of Québec and the federal laws of Canada applicable therein (without giving effect to conflict of law principles).

Section 4.8.    Dispute Resolution. Any claim, dispute or controversy arising out of or relating to the interpretation, application or enforcement of this Agreement or any breach of this Agreement shall be settled by arbitration to be held the Province of Québec, district of Montréal. A party wishing to submit a dispute to arbitration shall give written notice to such effect to the other parties hereto. The parties shall have fifteen (15) days from a party’s notice of such a request for arbitration to designate the arbitrators for the dispute in accordance with this Section 4.8.

Section 4.9.    Merger; Binding Effect, Etc. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Holder or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

Section 4.10.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

Section 4.11.    Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

Section 4.12.    Exercise of Rights and Remedies. No delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

Section 4.13.    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Principal Shareholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be made against any current or future director, officer, employee, shareholder, general or limited partner or member of any Principal Shareholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Principal Shareholder or any current or future member of any Principal Shareholder or any current or future director, officer, employee, shareholder, partner or member of any Principal Shareholder or of any Affiliate or assignee thereof, as such, for any obligation of any Principal Shareholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 4.14.    Language. The parties confirm that it is their wish that this Agreement as well as any other documents relating hereto including notices, have been and shall be drawn up in English only. Les parties aux présentes confirment leur volonté de rédiger exclusivement en langue anglaise la présente convention ainsi que tous les documents s’y rapportant, notamment les avis.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

Company:	THE LION ELECTRIC COMPANY

	By:	(signed) Nicolas Brunet
Name: Nicolas Brunet Title: Executive Vice President and Chief Financial Officer

Principal Shareholders:	9368-2672 QUÉBEC INC.

	By:	(signed) Marc Bedard
Name: Marc Bedard Title: Authorized Signatory

POWER ENERGY CORPORATION

	By:	(signed) Marc Bedard
Name: Pierre Larochelle Title: Chief Executive Officer

AMAZON.COM NV INVESTMENT HOLDINGS LLC

	By:	(signed) [***]
Name: [***] Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]